EXHIBIT 99.1
Altiris Reports Strong Financial Results for Q4 and Fiscal Year 2006
SALT LAKE CITY — February 5, 2007 — Altiris, Inc. (Nasdaq: ATRS), a pioneer of service-oriented management solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.
For the fourth quarter, the Company reported total revenue of $60.4 million, an increase of 33 percent over the fourth quarter of 2005 and an increase of 8 percent over the third quarter of 2006. Net income for the fourth quarter was $3.6 million, or $0.12 per diluted share, including charges of $1.7 million related to amortization of acquired core technology, $815,000 of amortization of intangible assets, $3.3 million in stock-based compensation and $264,000 of warrant expense. This compares to a net loss of $3.5 million, or $0.13 per diluted share reported in the fourth quarter of 2005, and net income of $3.6 million, or $0.12 per diluted share, reported in the third quarter of 2006.
On a non-GAAP basis, the Company reported net income of $7.9 million, or $0.27 per diluted share, for the fourth quarter of 2006, excluding the above-mentioned charges and applying a tax rate of 35 percent. This compares to non-GAAP net income of $1.5 million, or $0.05 per diluted share, reported in the fourth quarter of 2005, and non-GAAP net income of $7.2 million, or $0.25 per diluted share, reported in the third quarter of 2006.
The Company generated cash flows of $11.1 million from operations and closed the fourth quarter of 2006 with $189.8 million in cash and short-term investments.
For calendar year 2006, the Company reported revenue of $229.4 million, which represents a 22 percent increase over the calendar year of 2005. In addition, the Company reported net income of $15.5 million, or $0.53 per diluted share, which compares to a net income of $3.3 million, or $0.11 per diluted share, for calendar year 2005. In 2006 net income includes $6.8 million related to the amortization of acquired core technology, $3.8 million related to the amortization of intangible assets, $12.3 million in stock-based compensation, $42,000 in restructuring charges and $264,000 in warrant expense.
On a non-GAAP basis, the Company reported net income of $31.7 million, or $1.09 per diluted share, for calendar year 2006, excluding the above mentioned charges and applying a tax rate of 35%. This compares to non-GAAP basis net income of $13.8 million, or $0.48 per diluted share, for calendar year 2005.
“In 2006, Altiris reached several important milestones. We successfully established the Altiris architecture as a development platform, we enhanced our product portfolio, including the release of the Altiris® Software Virtualization Solution ™ technology, and we further developed our channels with the addition of new revenue-production partners and the expansion of our Dell relationship,” said Greg Butterfield, Altiris president and CEO.
In a separate release, on Monday January 29th, Symantec Corp. (Nasdaq: SYMC) announced it had signed a definitive agreement to acquire Altiris in an all-cash transaction for $33 per share of Altiris common stock. The transaction is valued at approximately $830 million, net of cash, and is subject to customary closing conditions, including regulatory and Altiris stockholder approvals. The parties intend to complete the transaction as soon as practicable, and currently anticipate closing in the second calendar quarter of 2007.
“Today’s IT departments are faced with constant pressures to manage spiraling IT complexity at the lowest possible cost. We have made it our goal to help businesses reduce the cost and complexity of IT, improve system and data security, and better align IT service with corporate objectives,” said Butterfield. “We believe that by combining our software solutions, services, and channel strengths, Symantec and Altiris can offer our customers the a complete endpoint management solution.”

Earnings Call Information
Altiris, Inc. will broadcast a conference call discussing the company’s fourth quarter fiscal year 2006 results on Monday, February 5, 2007 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the investor relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=131071&eventID=1456678 and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. Eastern Time on February 5, 2007 through February 12, 2007, by dialing (888) 286-8010 and entering the passcode 52283458. Callers outside the US and Canada may access the replay by dialing (617) 801-6888 and entering the passcode 52283458.
Non-GAAP Financial Measures
In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations section of our website at www.altiris.com. We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules promulgated by the United States Securities and Exchange Commission. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, restructuring charges, warrant expense and stock-based compensation. In addition, we used a non-GAAP tax rate of 35 percent for the fourth quarters of 2006 and 2005.
About Altiris
Altiris Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.altiris.com.
Altiris is a registered trademark of Altiris Inc. in the U.S. and in other countries. The other company names or products mentioned are or may be trademarks of their respective owners.
Additional Information
Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.

Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Altiris’ directors and executive officers is set forth in Altiris’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 26, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Altiris’ Investor Relations page on its corporate website at www.altiris.com.
Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding customer demand for Altiris’ consolidated set of solutions, our ability to lower costs and complexity of IT software solutions, the benefits derived from the combined software solutions, services, and channel distribution strengths of Altiris and Symantec, our market and partnership expectations, our strong market position driving future business opportunities, expectation that our service-oriented management platform, including the Software Development Program, will drive growth in the future and the completion of the proposed merger with Symantec. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, the following: changes in the demand for our products; our inaccurate assessment of market demand or IT technology trends; the failure to satisfy closing conditions to the Symantec transaction, failure to successfully integrate the merged businesses and technologies; difficulties in growing Altiris as a software development platform; errors or bugs in our software products; our inability to compete effectively in an increasingly competitive market; changes in economic conditions generally or technology spending in particular; market conditions and specific financial market conditions affecting our common stock; changes in the competitive dynamics of our markets, including strategic alliances and consolidation among our competitors or strategic partners; deterioration of our relationships with Dell, HP, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners; our inability to develop and expand our VAR, systems integrator and other distribution channels; our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, which may result in unexpected fluctuations in our quarterly financial results; our inability to align our expenses with anticipated revenues and Company strategy; our inability to manage expenses; our inability to achieve the anticipated benefits of the proposed merger; slower than expected closure rates on larger transactions, including transactions involving our more complex product suites; disruptions in our business and operations as a result of acquisitions; difficulties and delays in product development and bringing products to market; the length and complexity of our product sales cycle; our failure to continue to meet the sophisticated and changing needs of our customers; risks inherent in doing business internationally; changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation, and does not intend, to update these forward-looking statements.
(TABLES TO FOLLOW)
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Investor contact:	Media contact:
Brad Gittings	Rhett Glauser
Altiris Inc.	Altiris Inc.
801-734-5403	801-805-1131
bradley.gittings@altiris.com	rglauser@altiris.com

Altiris, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$148,623	$110,838
Available-for-sale securities	41,216	36,110
Accounts receivable, net	56,444	45,547
Prepaid expenses and other current assets	5,946	3,383
Deferred tax asset	5,337	5,861

Total current assets	257,566	201,739
Property and equipment, net	9,479	6,564
Intangible assets, net	23,287	33,936
Goodwill	68,068	68,068
Available-for-sale securities, non-current	—	6,320
Deferred tax asset, non-current	247	—
Other assets	641	330

Total assets	$359,288	$316,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$2,111	$1,518
Accounts payable	3,355	2,406
Accrued salaries and benefits	12,588	12,508
Other accrued expenses	8,381	7,011
Deferred revenue	59,845	57,270

Total current liabilities	86,280	80,713
Capital lease obligations, net of current portion	2,599	1,634
Other accrued expenses, non-current	1,859	57
Deferred tax liability, non-current	—	5,556
Deferred revenue, non-current	6,240	4,857

Total liabilities	96,978	92,817

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	236,568	217,087
Deferred compensation	—	(3,031)
Accumulated other comprehensive loss	(259)	(397)
Retained earnings	25,998	10,478

Total stockholders’equity	262,310	224,140

Total liabilities and stockholders’ equity	$359,288	$316,957

Altiris, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Software (net of warrant expense of $132, $0, $132 and $0, respectively)	$32,120	$22,498	$121,102	$103,449
Services (net of warrant expense of $132, $0, $132 and $0, respectively)	28,321	23,103	108,332	84,191

Total revenue	60,441	45,601	229,434	187,640

Cost of revenue:
Software	599	87	1,470	665
Amortization of acquired core technology	1,669	2,139	6,830	8,853
Services (inclusive of share-based compensation of $252, $19, $607 and $132, respectively)	9,201	8,204	37,225	27,579

Total cost of revenue	11,469	10,430	45,525	37,097

Gross profit	48,972	35,171	183,909	150,543

Operating expenses:
Sales and marketing (inclusive of share-based compensation of $1,269, $246, $4,461 and $2,203, respectively)	25,122	21,587	90,085	81,535
Research and development (inclusive of share-based compensation of $895, $380, $4,032 and $1,673, respectively)	12,207	9,686	46,351	41,039
General and administrative (inclusive of share-based compensation of $868, $412, $3,202 and $1,843, respectively)	6,625	5,605	25,377	23,286
Amortization of intangible assets	815	987	3,819	4,001
Restructuring charges (inclusive of share-based compensation of $0, $0, $0 and $196, respectively)	—	124	42	2,142
Write-off of in-process research and development	—	—	—	1,600

Total operating expenses	44,769	37,989	165,674	153,603

Income (loss) from operations	4,203	(2,818)	18,235	(3,060)

Other income:
Interest income	2,179	1,123	7,544	3,898

Interest expense	(152)	(142)	(593)	(594)
Other (expense) income	(63)	(160)	325	8,533

Other income, net	1,964	821	7,276	11,837

Income (loss) before income taxes and cumulative effect of a change in accounting principle	6,167	(1,997)	25,511	8,777
Provision for income taxes	(2,520)	(1,515)	(10,342)	(5,526)

Income (loss) before cumulative effect of a change in accounting principle	3,647	(3,512)	15,169	3,251
Cumulative effect of a change in accounting principle (net of tax provision of $0, $0, $221 and $0, respectively)	—	—	351	—

Net income (loss)	$3,647	$(3,512)	$15,520	$3,251

Basic net income (loss) per common share:
Before cumulative effect of a change in accounting principle	$0.13	$(0.13)	$0.54	$0.12

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income (loss)	$0.13	$(0.13)	$0.55	$0.12

Diluted net income (loss) per common share:
Before cumulative effect of a change in accounting principle	$0.12	$(0.13)	$0.52	$0.11
Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income (loss)	0.12	$(0.13)	$0.53	$0.11

Basic shares	28,808	27,926	28,440	27,593

Diluted shares	29,655	27,926	29,097	28,518

Non-GAAP Adjustments

GAAP income (loss) before income taxes and cumulative effect of a change in accounting principle	$6,167	$(1,997)	$25,511	$8,777
Add back:
Amortization of acquired core technology	1,669	2,139	6,830	8,853
Amortization of intangible assets	815	987	3,819	4,001
Write-off of in-process research and development	—	—	—	1,600
Restructuring charges	—	124	42	2,142

Litigation settlement		—	—	(10,000)
Share-based compensation	3,284	1,057	12,302	5,851
Warrant expense	264	—	264	—

Non-GAAP income before income taxes and cumulative effect of a change in accounting principle	12,199	2,310	48,768	21,224
Non-GAAP provision for income taxes (35%)	(4,270)	(809)	(17,069)	(7,428)

Non-GAAP net income before cumulative effect of a change in accounting principle	$7,929	$1,501	$31,699	$13,796

Non-GAAP net income per share:
Basic	$0.28	$0.05	$1.11	$0.50

Diluted	$0.27	$0.05	$1.09	$0.48

Shares used to compute Non-GAAP net income per share:
Basic	28,808	27,926	28,440	27,593

Diluted	29,655	27,926	29,097	28,518